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                                                            EXHIBIT 99.1


CONTACTS: Michele Norwood                       Trade Press: Holly Haggerman
          Internet Security Systems             Connect Public Relations
          678-443-6142                          801-373-7888
          mnorwood@iss.net                      hollyh@connectpr.com
                                                Business Press: Kristin Nofi
                                                Brodeur Worldwide
                                                617-587-2884
                                                knofi@brodeur.com

FOR IMMEDIATE RELEASE

      ISS REPORTS 18TH CONSECUTIVE QUARTER OF GROWTH AND RECORD FISCAL YEAR

    ~ CONTINUES TO EXTEND LEADERSHIP INTO MANAGED SECURITY SERVICES MARKET ~

         ATLANTA, GA. -- JANUARY 27, 2000 -- ISS Group, Inc., parent company of Internet Security Systems, Inc. (ISS) (NASDAQ: ISSX), a leading provider of security management solutions for e-business, today announced record financial results for the fourth quarter and fiscal year ended December 31, 1999. For the fourth quarter, revenues were $36,232,000, a 73% increase over $20,975,000 for the corresponding period in 1998 and a 21% sequential growth over the third quarter of 1999. The fourth quarter results continued the significant growth trends in products and service offerings established in the first three quarters, producing 1999 annual revenues of $116,487,000, a 104% increase over $57,088,000 for the 1998 fiscal year.

          The Company continued to display leverage in the business as net income for the Company for the fourth quarter was $3,494,000 or $.08 per fully diluted share while net income for the fiscal year was $7,490,000 or $.17 per fully diluted share. This compared to losses recorded in comparable 1998 periods.

         The Company's income is not fully-taxed due to the existence of net operating loss carryforwards. However, it's the Company's understanding that estimates of the Company's performance by many market analysts who follow the Company are based on fully-taxed earnings. These estimates for the full year also do not reflect the direct costs of the Netrex business combination expensed in the third quarter. For comparisons to such published estimates, the Company's earnings per share, assuming a tax rate of 35% and excluding such merger costs, would have been $.10 per share in the fourth quarter and $.16 per share for the year.

                                   -- more --

         "Our record 1999 financial performance demonstrates ISS' strong business growth and continued market leadership," said Tom Noonan, president and chief executive officer of ISS.



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"Our entry into one of the fastest growing segments of the Internet security industry -- Managed Security Services (MSS) - has dramatically increased ISS' market potential and has expanded our solutions to include both the security management software and remote monitoring services critical to serving a broad customer base. As we look to 2000 and beyond, we are extremely excited to be a critical player in meeting the significant demand for best-of-breed security management solutions that ensure safe and productive e-business."

HIGHLIGHTS FOR 1999 INCLUDE:

ACQUISITION OF NETREX AND EXPANSION INTO MANAGED SECURITY SERVICES MARKET

         In August 1999, ISS dramatically expanded its customer reach and propelled its vision into a new market with the acquisition of privately-held Netrex, Inc., a leading Managed Security Service (MSS) provider. With the addition of Netrex's ePatrol(TM) MSS offerings, ISS expanded its solutions set to provide both industry-leading security management software and a complete set of remote 24x7 security management services. With the acquisition, ISS is providing a wider range of customers with the technology and outsource security solutions they need to manage their security. ISS' ePatrol provides the remote management of best-of-breed security technologies from Check Point, Trend Micro, RSA and WatchGuard including firewalls, VPNs, anti-virus, authentication and web site blocking software, as well as ISS security assessment and intrusion detection systems.

         In October 1999, ISS announced the expansion of ePatrol with a new service for remote security assessments that builds on an underlying technology foundation gained through the ISS acquisition of privately-held NJH Security Consulting, an Atlanta consulting firm focused on providing information security services.

VALIDATION OF MSS STRATEGY WITH GLOBAL STRATEGIC PARTNERSHIPS

         In addition to offering services directly, ISS has continued to leverage existing relationships with leading telecommunications companies and world-class security service providers to offer MSS on a wholesale basis. On January 25, 2000, ISS and BellSouth announced a strategic alliance to co-develop and deliver Managed Security Services to meet the needs of BellSouth customers. BellSouth, which relies on ISS for internal network security, named ISS its

                                   -- more --

"preferred" managed security provider with new services becoming immediately available to both domestic and international markets.


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          In November, ISS announced key alliances with Embratel,
telecommunications leader in Latin America and subsidiary of MCI Worldcom, to launch the first Managed Security Service in Latin America, and SECOM, the largest managed security services provider in Japan, to deliver Japan's first remote intrusion detection service.

EXPANSION INTO EBUSINESS MARKET

         ISS' MSS strategy is enabling the company to serve a broader market, providing outsource 24x7 remote security monitoring and management services to all companies engaging in e-business. On January 13, 2000, ISS announced a partnership with iXL, a leading e-business provider, to deliver services and software solutions to iXL customers. ISS relationships with key e-business companies, such as iXL, demonstrates that security becoming a key driver in e-business solutions and reinforces that security management is critical to ensuring system uptime and information protection.

INDUSTRY LEADERSHIP RECOGNITION

         In a July 1999 study, International Data Corporation (IDC) named ISS the market leader in the network intrusion detection and security assessment
(IDnA) market with a combined 49% worldwide market share.

         ISS was also named a Top 50 Internet Company by InternetWorld magazine, and included in USA Today's Top 50 E-business Stock Index and Business Week's "Cream of the Crop" stock picks for 2000, demonstrating further recognition of ISS as a critical, high-growth e-business security provider.

NEW STRATEGIC CONSULTING SERVICES

         In November, ISS launched a series of Knowledge Services offerings designed to help customers better leverage the wealth of security knowledge within ISS. As an expansion of ISS' Consulting and Education Group, Knowledge Services provide organizations with the ability to outsource security policy research and documentation, security threat impact analysis and secure e-business implementation assessment. A core offering is the SAVANT Windows NT-based security advisory service, providing customers with detailed, continually updated information on how to effectively manage the security of their Windows NT-based enterprises.


                                   -- more --

CONTINUED ENHANCEMENT OF ISS SAFESUITE(R) SECURITY MANAGEMENT SOFTWARE SOLUTIONS


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         ISS continued to add significant functionality to its award-winning
SAFEsuite family of security management software, providing customers with more powerful and easier-to-use solutions for security management across the enterprise. Throughout 1999, ISS announced and shipped enhanced versions of all of its SAFEsuite products including SAFEsuite security assessment solutions, Internet Scanner(TM), Database Scanner(TM) and System Scanner(TM), and SAFEsuite intrusion detection solutions, RealSecure(TM) network and host-based threat management systems. In addition, ISS delivered an enhanced version of its first security management application, SAFEsuite Decisions(R), including support for Oracle and faster, more efficient identification of severe security hot spots.

CONTINUED SECURITY RESEARCH LEADERSHIP: ISS X-FORCE

         In December, ISS' leading research team, the X-Force, led the industry in researching and informing customers and the security community about newly developed and potentially dangerous "Denial of Service" attacks. ISS formed the Y2K SecurityWatch to monitor, research and report hacker activity throughout the Y2K rollover. ISS also supported the Cyber-Assurance Cell of the US Government's National Y2K Information Coordination Center (ICC) in Washington D.C. by communicating security risks and events to the ICC as they occurred. Throughout 1999, the ISS X-Force released over 25 Security Advisories and Alerts to inform customers and the security community of new security vulnerabilities and threats. ISS' intense focus on security research also resulted in the documentation and addition of over 2247 entries in 1999 to the ISS X-Force Database, the world's largest online repository of security risk information.

          ABOUT ISS

         ISS is a leading global provider of security management solutions for e-business. By offering best-of-breed SAFEsuite security software, industry-leading ePatrol managed security services, and strategic consulting and education services, ISS is a trusted security provider to its customers, protecting digital assets and ensuring the availability, confidentiality and integrity of computer systems and information critical to e-business success. ISS' lifecycle e-business security management solutions protect more than 5,000 customers including 21 of the 25 largest U.S. commercial banks, 9 of the 10 largest telecommunications companies and over 35 government agencies. Founded in 1994, ISS is headquartered in Atlanta, GA, with additional offices throughout North America and international operations in Asia, Australia, Europe and Latin America. For more information, visit the ISS Web site at www.iss.net or call 800-776-2362.
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This release, other than historical information, includes forward-looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the following: the level of demand for the Company's products; the volume and timing of orders; product and price competition; the Company's ability to expand its domestic and international sales and marketing organizations; the Company's ability to develop new and enhanced products; the Company's ability to assimilate recent and potential future acquisitions or investments ; the Company's ability to attract and retain key personnel; reliance on distribution channels through which the Company's products are sold; the growth in the acceptance and use of the Internet and of private Internet-based networks or "intranets"; the extent to which unauthorized access to and use of online information is perceived as a threat to network security; customer budgets; the assertion of infringement claims with respect to the Company's intellectual property; foreign currency exchange rates; and risks concerning the rapid change of technology; and general economic factors. These risks and others are discussed in the Company's periodic filings with the Securities and Exchange Commission. These filings can be obtained either by contacting ISS Investor Relations or through the Securities and Exchange Commission's Web site at "http://www.sec.gov".

Internet Security Systems, SAFEsuite, ePatrol, Internet Scanner, System Scanner, Database Scanner and RealSecure are trademarks of Internet Security Systems, Inc. and ISS Group, Inc. All other companies and products mentioned are trademarks and property of their respective owners.



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                                 ISS GROUP INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                                THREE MONTHS ENDED
                                                             --------------------------------------------------
                                                              DECEMBER 31,      SEPTEMBER 30,      DECEMBER 31,
                                                                  1999              1999               1998
                                                              ------------      -------------      ------------
Revenues:
     Product licenses and sales                               $ 22,784           $ 19,200           $   13,762
     Subscriptions                                               7,563              6,202                3,965
     Professional services                                       5,885              4,599                3,248
                                                              --------           --------           ----------
                                                                36,232             30,001               20,975

Costs and expenses:
     Cost of revenues:
          Product                                                6,312              5,055                3,891
          Subscription and service                               5,809              4,801                3,721
                                                              --------           --------           ----------
     Total cost of revenues                                     12,121              9,856                7,612

     Research and development                                    6,250              5,315                3,407
     Charges for in-process research and development                --                 --                  802
     Sales and marketing                                        12,531             10,991                7,959
     General and administrative                                  2,675              2,105                2,063
     Amortization                                                  248                247                  230
     Merger costs                                                   --              2,329                   --
                                                              --------           --------           ----------
                                                                33,825             30,843               22,073

Operating income (loss)                                          2,407               (842)              (1,098)
Interest income, net                                             1,888              1,640                  653
Exchange gain (loss)                                              (136)                --                   --
                                                              --------           --------           ----------
Income (loss) before income taxes                                4,159                798                 (445)
Provision for income taxes                                        (665)              (105)                 (62)
                                                              --------           --------           ----------
Net income (loss)                                             $  3,494           $    693           $     (507)

Basic net income (loss) per share of Common Stock             $   0.09           $   0.02           $    (0.01)
                                                              ========           ========           ==========
Diluted net income (loss) per share of Common Stock           $   0.08           $   0.02           $    (0.01)
                                                              ========           ========           ==========

Weighted average number of shares:
   Basic                                                        40,816             40,582               36,675
                                                              ========           ========           ==========
   Diluted                                                      44,360             43,946               36,675
                                                              ========           ========           ==========

Supplementary Data
(excluding merger costs and assuming a 35% tax rate)

Operating Income                                              $  2,407           $  1,487
                                                              ========           ========
Net Income                                                    $  2,703           $  2,033
                                                              ========           ========
Fully diluted earnings per share                              $   0.06           $   0.05
                                                              ========           ========




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                                 ISS GROUP INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                                    TWELVE MONTHS ENDED
                                                              ---------------------------------
                                                               DECEMBER 31,        DECEMBER 31,
                                                                   1999               1998
                                                             ------------------   -------------
Revenues:
     Product licenses and sales                               $  74,050           $   36,908
     Subscriptions                                               24,141               12,037
     Professional services                                       18,296                8,143
                                                              ---------           ----------
                                                                116,487               57,088
Costs and expenses:
     Cost of revenues:
          Product                                                18,842                8,875
          Subscription and service                               18,858               11,076
                                                              ---------           ----------
     Total cost of revenues                                      37,700               19,951

     Research and development                                    20,304                9,655
     Charges for in-process research and development                 --                  802
     Sales and marketing                                         43,232               25,998
     General and administrative                                   9,230                6,557
     Amortization                                                   992                  230
     Merger costs                                                 2,329                   --
                                                              ---------           ----------
                                                                113,787               63,193

Operating income (loss)                                           2,700               (6,105)
Interest income, net                                              5,902                2,274
Exchange gain (loss)                                               (136)                  --
                                                              ---------           ----------
Income (loss) before income taxes                                 8,466               (3,831)
Provision for income taxes                                         (976)                 (62)
                                                              ---------           ----------
Net income (loss)                                             $   7,490           $   (3,893)
                                                              =========           ==========

Basic net income (loss) per share of Common Stock             $    0.19           $    (0.12)
                                                              =========           ==========
Diluted net income (loss) per share of Common Stock           $    0.17           $    (0.12)
                                                              =========           ==========

Weighted average number of shares:
   Basic
                                                                 39,996               32,351
                                                              =========           ==========
   Diluted                                                       43,691               32,351
                                                              =========           ==========

Unaudited pro forma net income (loss) per share of
   Common Stock                                                                   $    (0.11)
                                                                                  ==========

Unaudited weighted average number of shares used in
Calculating unaudited pro forma net loss per share of Common Stock                    34,963

Supplementary Data
(excluding merger costs and assuming a 35% tax rate)

Operating Income                                               $  5,029
                                                               ========
Net Income                                                     $  7,017
                                                               ========
Fully diluted earnings per share                               $   0.16
                                                               ========



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                                 ISS GROUP, INC.
                    SELECTED CONSOLIDATED BALANCE SHEET DATA
                             (AMOUNTS IN THOUSANDS)
                                   (UNAUDITED)


                                                                                  DECEMBER 31, 1999       DECEMBER 31, 1998
                                                                                  -----------------       -----------------
Cash, including Cash Equivalents and Restricted Cash                                   $ 139,283             $ 52,921

Accounts Receivable
                                                                                          26,934               16,590
Total Assets
                                                                                         184,845               84,724
Deferred Revenue
                                                                                          17,155                8,333
Stockholders' Equity
  Common Stock and Additional Paid-In Capital                                            157,508               76,189
  Deferred Compensation                                                                     (288)                (662)
  Cumulative Adjustment for Currency Revaluation                                             100                  142
  Retained Earnings (deficit)                                                             (2,167)              (9,164)

Total Stockholders' Equity                                                             $ 155,153             $ 66,505

